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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Delsoft Consulting, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 1999 related to the financial statements of Delsoft Consulting, Inc. as of June 30, 1999 and for the year then ended, which report appears in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 previously filed by Delsoft Consulting, Inc.



                                                    /s/ J.H. Cohn LLP
                                                    ---------------------
                                                    J.H. COHN LLP

Roseland, New Jersey
January 5, 2000